EXHIBIT 99.2

Ethan Allen Interiors Inc. GAAP Reconciliation Three and Twelve Months Ended June 30, 2007 and 2006 (in thousands, except per share amounts)
	Three Months Ended		Twelve Months Ended
	June		June
	2007	2006	2007	2006

Net Income / Earnings Per Share
Net income	$20,484	$22,394	$69,227	$85,682
Add: restructuring and impairment charge, net of related tax effect	-	-	8,481	2,631

Net income (excluding restructuring and impairment charge)	$20,484	$22,394	$77,708	$88,313

Earnings per basic share	$0.66	$0.68	$2.19	$2.58

Earnings per basic share (excluding restructuring and impairment charge)	$0.66	$0.68	$2.46	$2.66

Basic weighted average shares outstanding	31,056	32,819	31,566	33,210

Earnings per diluted share	$0.65	$0.66	$2.15	$2.51

Earnings per diluted share (excluding restructuring and impairment charge)	$0.65	$0.66	$2.41	$2.59

Diluted weighted average shares outstanding	31,556	33,824	32,261	34,086

Consolidated Operating Income / Operating Margin
Operating income	$32,273	$36,851	$111,119	$142,672
Add: restructuring and impairment charge	-	-	13,442	4,241

Operating income (excluding restructuring and impairment charge)	$32,273	$36,851	$124,561	$146,913

Net sales	$258,531	$272,002	$1,005,312	$1,066,390

Operating margin	12.5%	13.5%	11.1%	13.4%

Operating margin (excluding restructuring and impairment charge)	12.5%	13.5%	12.4%	13.8%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$25,792	$27,906	$99,215	$125,189
Add: restructuring and impairment charge	-	-	13,442	4,241

Wholesale operating income (excluding restructuring and impairment charge)	$25,792	$27,906	$112,657	$129,430

Wholesale net sales	$162,827	$177,981	$656,035	$736,134

Wholesale operating margin	15.8%	15.7%	15.1%	17.0%

Wholesale operating margin (excluding restructuring and impairment charge)	15.8%	15.7%	17.2%	17.6%

EBITDA
Net income	$20,484	$22,394	$69,227	$85,682
Add: interest expense (income), net	1,251	743	4,127	3,557
Add: income tax expense	12,030	13,437	40,499	52,423
Add: depreciation and amortization	5,772	5,458	23,013	21,599

EBITDA	$39,537	$42,032	$136,866	$163,261

Net sales	$258,531	$272,002	$1,005,312	$1,066,390

EBITDA as % of net sales	15.3%	15.5%	13.6%	15.3%

EBITDA	$39,537	$42,032	$136,866	$163,261
Add: restructuring and impairment charge	-	-	13,442	4,241

EBITDA (excluding restructuring and impairment charge)	$39,537	$42,032	$150,308	$167,502

Net sales	$258,531	$272,002	$1,005,312	$1,066,390

EBITDA as % of net sales (excluding restructuring and impairment charge)	15.3%	15.5%	15.0%	15.7%